                                                                EXHIBIT 10.25

                   SUMMARY OF PROPOSED TERMS AND CONDITIONS
                        (For discussion purposes only)
                                 June 14, 1996

BORROWER:           Suburban Ostomy Supply Co., Inc. ("the Borrower")

LENDER:             The First National Bank of Boston ("the Bank")

FACILITY:           $30,000,000 acquisition revolving credit facility

MATURITY:           June 30, 2000

COLLATERAL:         First security interest in all corporate assets

PRICING: Outstanding amounts under the facilities shall initially accrue interest according to the following pricing alternative as selected by the borrower:

          Total Debt
          EBITDA              LIBOR+              Base+
          ------              ------              -----
          less than 1.5X      100                 0
          1.5X - 2.0X         125                 0
          2 - 2.25X           150                 0
          more than 2.5X      175                 0

FEES: 0.25% per annum fee, payable quarterly, on the unused portion

COVENANTS:          To be tested quarterly on a consolidated, rolling four
                    quarter basis (where applicable), including but not limited to the following:

                    1) Maximum, Total Debt/EBITDA
                    2) Minimum profitability
                    3) Minimum Total debt service coverage

                    In addition, the credit agreement will include, but not be limited to, standard language governing financial and other reporting requirements, limitations on indebtedness, liens, capital expenditures, management fees, investments, mergers, acquisitions, distributions and changes in control.

EXPENSES:           The Borrower agrees to reimburse the Bank for any expenses, including legal and examination fees, related to the negotiation, closing and enforcement of the loan agreement.

THESE PROPOSED TERMS AND CONDITIONS ARE PROVIDED FOR DISCUSSION PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER, AGREEMENT OR COMMITMENT TO LEND. THE ACTUAL TERMS AND CONDITIONS UPON WHICH THE BANK MIGHT EXTEND CREDIT TO THE BORROWER ARE SUBJECT TO SATISFACTORY COMPLETION OF DUE DILIGENCE, CREDIT COMMITTEE APPROVAL, SATISFACTORY REVIEW OF DOCUMENTATION AND SUCH OTHER TERMS AND CONDITIONS AS ARE DETERMINED BY THE BANK.